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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                    Pursuant to Sections 13 and 15(d) of the
                        Securities Exchange Act of 1934.



                                                       November 12, 1998
Date of Report (Date of earliest event reported):-------------------------------



                               S.D. Warren Company
--------------------------------------------------------------------------------
              (Exact name of registrant as specified in its charter



Pennsylvania                  Not applicable                        23-2366983
(State or other               (Commission                         (IRS Employer
jurisdiction of               File Number)                        Identification
incorporation)                                                    No.)



        225 Franklin Street, Boston, Massachusetts, 02110, (617) 423-5400
--------------------------------------------------------------------------------
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)



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       ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

                  On November 12, 1998, S.D. Warren Company (Sappi Fine Paper North America) (the "Company") sold its 905,000 acres of timberlands in Maine to Plum Creek Timber Company, L.P. ("Plum Creek"). The sale was made pursuant to a Purchase and Sale Agreement dated October 5, 1998. The total sale value for the timberlands is approximately $180 million. The Company received approximately $3 million in cash and senior notes with a fair market value of $177.1 million. The aggregate consideration was determined by arms-length negotiations between the parties. The assets sold included approximately 905,000 acres of timberlands and machinery and equipment associated with the timberlands operations. As part of the sale, Plum Creek has agreed to a 40-year fiber supply contract to sell timber to the Company's mill in Skowhegan, Maine. The Company will continue to procure additional wood for the Skowhegan mill and for its other mills on the open market.

                  A copy of the related press release issued by the Company on November 12 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


       ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


       (a)  Financial statements of businesses acquired:

       Not applicable



       (b) Pro forma financial information:

       Not applicable.



       (c) Exhibits

       Exhibit No           Description
       ----------           -----------

       99.1                 Press Release dated November 12, 1998



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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has caused this report to be signed on its behalf by the undersigned duly authorized person.


                                     S.D. WARREN COMPANY

DATE: November 23, 1998              BY:/s/  Trevor L. Larkan
      ------------------                ------------------------------
                                             Trevor L. Larkan
                                             Vice President and Chief Financial
                                             Officer



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                                  EXHIBIT INDEX



       Exhibit No.                Description
       -----------                -----------

       99.1                       Press Release dated November 12, 1998